Exhibit 99.1
AGREEMENT
     This Agreement (“Agreement”) is made and entered into by and between David H. Chafey, Jr. (hereinafter referred to as “Chafey”) and his wife Laura González Bothwell, and Popular, Inc., Banco Popular de Puerto Rico, Banco Popular North America, Popular International Bank, Inc. and Popular North America, Inc., represented by Eduardo J. Negrón, Executive Vice President of Popular, Inc.
RECITALS
     Chafey’s employment relationship with Popular ended effective on May 24th, 2010.
     The parties agree and stipulate that “Popular” includes, but is not limited to, Popular, Inc., its predecessors, successors and assigns, its current and former affiliates, subsidiaries, divisions, and related business entities and, with respect to each such entity, all of its past and present employees, officers, directors, stockholders, owners, representatives, assigns, attorneys, agents, insurers, employee benefit programs (and the trustees, administrators, fiduciaries and insurers of such programs) and any other persons acting by, through, under or in concert with any of the persons or entities listed in this paragraph.
     Chafey and Popular desire to enter into the following Agreement to resolve all issues between them including, but not limited to, those relating to Chafey’s employment with Popular, and the termination thereof.
     NOW, THEREFORE, in consideration of Chafey’s termination of employment by Popular, Inc., and the promises and covenants contained herein, it is agreed as follows:
1.	Statutory Severance Pay. On the Effective Date of this Agreement, as defined in Paragraph 6, Chafey will be entitled to the following:
1.1.	Popular will pay Chafey the amount of $3,136,528.82, and attorney’s fees in the amount of $313,652.88 to Berkan/Mendez. Both payments are statutory payments required by Puerto Rico Law 80 of May 30, 1976, as amended. The payment to Chafey will be subjected to all applicable statutory taxes and FICA withholdings. Chafey hereby declares that he has not received tax advice from Popular or its attorneys. Chafey and his spouse assume the entire responsibility for the payment of any taxes that may be appropriate or imposed, as well as any surcharge, penalty or interest, and expressly release Popular from any liability regarding this matter, except to the degree that Popular does not pay the withholdings herein contemplated. The payment of attorney’s fees shall be subject to a 7% withholding, except for the first $1,500. Popular will submit Form 480.9A with the payment of the 7% to the Commonwealth Treasury Department on or before the 10th day of the calendar month succeeding the payment. It will issue a Form 480.6A to Berkan/Mendez, Employer Number 66-0564293, for tax year 2010.

1.2	Popular firmly believes that this payment is not limited by the restrictions on golden parachute payments included in the American Recovery and Reinvestment Act (“ARRA”) for entities that participate in the Troubled Assets Relief Program (“TARP”). However, Chafey hereby agrees that should the United States Treasury Department or any other agency or governmental body determine that under ARRA’s limitations Chafey should not have received such payment, the above stated payment will be subject to recovery or “clawback” and Chafey will be required to return the total amount. If Chafey is required to return the statutory severance received pursuant to this Agreement, then the parties’ duties and obligations set forth in this Agreement, with the sole exception of the obligations in paragraph 1.5, will cease to exist as of the date of the effective return by Chafey of the severance amount.

1.3	In accordance with the terms of Popular’s 2004 Omnibus Incentive Plan, the following equity awards were vested prior to Chafey’s termination of employment: 63,850 shares of restricted stock and 206,106 stock options. Chafey will receive 32,936 vested shares that were deferred prior to 1999 under the Corporation’s Senior Executive Long-Term Incentive Plan. To the extent permitted by law, Popular shall utilize proceeds of the aforementioned awards to satisfy all withholding tax obligations and shall deliver the net number of shares free of restrictions to Chafey. Otherwise, Chafey shall provide payments of the required withholding amounts.

1.4	All other benefits and compensation provided by Popular have ceased as of the date of Chafey’s termination of employment. Chafey agrees that he is not entitled to receive, will not claim and expressly waives any entitlement to rights, benefits, bonuses, deferred bonuses and/or compensation, including but not limited to option grants and/or equity equivalent, shares, stocks, dividends, and/or long term incentive compensation, under any employment offer letter, contract, agreement, employment agreement, amendment to employment agreement, policy, plan or program of Popular. The parties agree and understand that this acknowledgement and waiver does not extend to or include any vested benefits that Chafey may have, if any, pursuant to the terms and conditions of the retirement plans maintained by Popular in which Chafey participated. Chafey acknowledges and agrees that the severance amount paid under Section 1.1 of this Agreement shall be excluded from eligible compensation for purposes of determining benefits values under any of Popular’s plans. Chafey acknowledges and agrees that no payment made by Popular pursuant to this Agreement is subject to any employer matching contribution under any benefit or deferred compensation plan, whether or not any such payment is characterized as wages or other compensation.

1.5	Chafey and Popular agree that in accordance with Federal Rule of Evidence 408 and Articles 1709 to 1718 of the Puerto Rico Civil Code, P.R. Laws Annotated, Title 31 Sections 4821-4830, this Agreement shall not be admissible as evidence in any proceeding to prove liability, negligence, responsibility and/or culpability on the part of Popular.
2.	Informed Acknowledgments by Chafey. After thoroughly discussing with their attorneys, who Chafey declares are knowledgeable and experienced in labor and employment laws, regulations and legal doctrines:
2.1	Chafey and his spouse agree and acknowledge that the payment to be made to Chafey in accordance with Section 1.1 of this Agreement satisfies in its entirety the severance payment required by Law 80 of May 30, 1976, as amended or any other statute. Accordingly, Chafey has received the entire remedy set forth in the Law and, therefore, is not entitled to any remedy against Popular. However, in the event that a Court determines otherwise, the amount received will be credited against any liability imposed by a Court on account of Chafey’s termination, unless he has returned the payment in accordance with the “clawback” provision referred to in Section 1.2 of this Agreement.

2.2	Chafey and his spouse acknowledge and express, as agents of their family and/or relatives and/or any other parties claiming a relationship of dependence, interest or affection with him, that they will not file suit in the United States District Court, any Federal or State Courts, any Commonwealth of Puerto Rico Courts or in any other forum for any cause of action that could arise from Chafey’s employment or the termination of his employment. Chafey holds harmless and indemnifies Popular, including reasonable attorney’s fees and costs, for any action filed by any member of his family or by any of his relatives or by any other parties claiming a relationship of dependence, interest or affection with him for the causes of action being released herein. Chafey and Popular agree and understand that the purpose of this paragraph is to exclude Popular from any liability or cause of action that could be filed pursuant to Santini v. Service Air, Inc., 137 D.P.R. 1 (1994).

2.3	Chafey represents and warrants that he has not been the victim of discrimination, harassment or retaliation under Title VII of the Civil Rights Act of 1964, the Civil Rights Acts of 1866 and 1991 and Executive Order 11246, which prohibits employment discrimination based on race, color, religion, sex, or national origin; the Age Discrimination in Employment Act of 1967 and the Older Workers Benefit Protection Act of 1990, which prohibit employment discrimination because of age against individuals who are 40 years of age or older; the Equal Pay Act, which prohibits sex-based wage discrimination against men and women who perform substantially equal work in the same establishment; the Americans with Disabilities Act of 1990 (ADA), which prohibits employment discrimination against qualified individuals with disabilities in the private sector, and in state and local governments; and Sections 501 and 505 of the Rehabilitation Act of 1973, which prohibit federal contractors to discriminate in employment against qualified individuals with disabilities; the Genetic Information Nondiscrimination Act (GINA) of May 21, 2008, which prohibits discrimination against employees based on genetic information; the Family and Medical Leave Act, which protects employees’ rights to medical and family leave; the Uniformed Services Employment and Reemployment Rights Act (USERRA); the Vietnam Era Veterans’ Readjustment Assistance Act of 1974 (VEVRAA); the Constitution of Puerto Rico, which prohibits discriminatory treatment; Law 69 of July 6, 1985, which prohibits employment discrimination on the basis of sex; Law 17 of April 22, 1988, which prohibits sexual harassment in employment; Law 100 of June 30, 1959, which prohibits employment discrimination based on age, race, color, sex, marital status, social or national origin, social condition, political affiliation, political or religious beliefs, or against an employee for being a victim or being perceived as a victim of domestic violence, sexual aggression or stalking; Law 116 of December 20, 1992; Law 44 of July 2, 1985, which prohibits employment discrimination against qualified individuals with disabilities or under any other local, state or federal law which prohibits discrimination, harassment or retaliation.

In addition, Chafey represents and warrants that he has not been the victim of retaliation under Section 704 of the Civil Rights Act of 1964 (42 USC § 2000e-3); the Age Discrimination in Employment Act (ADEA, 29 USC § 3(d)); the Federal Deposit Insurance Act (“FDIA”, 12 USC § 831j); Article 8 of Law 17 of April 22, 1988 (29 L.P.R.A. § 155h); Article 20 of Law 69 of July 6, 1985 (29 L.P.R.A § 340); Law 115 of December 20, 1991 (29 L.P.R.A § 94 et seq.); Section 806 of the Sarbanes Oxley Act of 2002; Section 1553 of the American Recovery and Reinvestment Act (ARRA) of February 17, 2009; and any other federal or local statute or regulation which prohibits retaliation against an employee.
3.	Chafey’s Promises.
3.1	Chafey’s Representations.
3.1.1	Chafey represents and warrants that he is not aware of any fact that would (a) establish, (b) tend to establish, or (c) in any way support an allegation of a violation by Popular of the federal False Claims Act or any similar state or federal qui tam statute.

3.1.2	Chafey affirms that he has returned to Popular all the property that belongs to Popular that was in his possession or control and that he received to carry out his duties and responsibilities while employed.

3.1.3	Chafey agrees, represents and warrants that he has complied with and will continue to comply with the Confidential and Proprietary Information provision of Popular’s Code of Ethics (2009 revision), which, as provided therein, survived his termination of employment. Chafey shall give written notice to the Chief Legal Officer of Popular of any request or demand for Confidential and Proprietary Information immediately upon receipt of any request for such information and shall reasonably cooperate with Popular in any application Popular may make seeking a protective order or barring disclosure of such Proprietary Information.

3.1.4	Except as provided in Section 1.1 of this Agreement, Chafey acknowledges that he has been fully compensated by Popular under its rules, policies, practices, plans, programs and regulations, and every employment agreement or any other contract or agreement, applicable laws and regulations, and that nothing is owed for salaries, vacations, bonuses, incentives, separation benefits, severance payment, reimbursement of expenses, “allowances”, or for any other concept including, but not limited to his participation in any other kind of plan, program or incentive, and that all of his wages and benefits with Popular have been settled to his entire satisfaction.
3.2	Non-Disparagement. In consideration for the promises, waivers and releases in this Agreement, Chafey and the members of the Board of Directors of Popular agree, except as may be required by law, that they will not, directly or indirectly, engage in any conduct or make any written or oral statements or remarks which are disparaging to the parties to this Agreement. The parties agree that they shall respond accurately and fully to any questions, inquiry or request for information when required by legal process.

3.3	Chafey’s Cooperation Required. Chafey agrees that when requested by Popular or any of its representatives, he will be available to promptly and fully respond truthfully and accurately to all inquiries from Popular and any of its representatives relating to any matter as to which he may have knowledge, including but not limited to (i) any ongoing or future internal or external investigation, or (ii) any litigation or threatened litigation. Chafey further agrees that at the request of Popular he will make himself available as a witness during any litigation relating to matters as to which he may have knowledge. Popular shall give reasonable notice to Chafey and will coordinate with him a time and place in which to make himself available.

4.	Non-Admission of Liability.
     Popular has entered into this Agreement with Chafey voluntarily. Popular does not believe or admit it has done anything wrong. Chafey agrees that this Agreement shall not be admissible in any court or other forum for any purpose other than the enforcement of its terms.
5.	Voluntarily Entering Agreement.
     Chafey and his spouse represent and warrant that they were offered at least 21 days before executing this Agreement to carefully read, study and analyze it and were encouraged to seek legal advice with respect to its terms and to the legal consequences of signing the same (“the Review Period”). Chafey and his spouse further represent and warrant that they had the opportunity to consult with an attorney of their choosing and received legal advice prior to executing this Agreement, and that they did not decide to execute it until after they received such legal advice.
     Chafey and his spouse understand that they can waive the 21-day period to evaluate and consider this Agreement. Chafey and his spouse also represent and warrant that they were informed that they have at least seven days to revoke this Agreement (“the Revocation Period”) after signing it and that they may do so by delivering to Eduardo J. Negrón, Executive Vice President of Popular, Inc., written notice of their revocation within the Revocation Period. This Agreement will become effective on the day after the Revocation Period ends (“Effective Date”), provided that Chafey and/or his spouse have not revoked it during the Revocation Period.
     Chafey and his spouse acknowledge that (a) they have read and understand each of the provisions of this Agreement; (b) they were hereby advised to consult with an attorney prior to executing this Agreement; (c) and that they are entering into this Agreement of their own free will.
     Chafey’s and/or his spouse’s failure to sign and return this Agreement to Popular by the close of business of the last day of the Review Period described in this Paragraph will cause this offer to expire.
6.	Choice of Laws.
     This Agreement shall be governed by the substantive laws of the Commonwealth of Puerto Rico.
7.	Nature, Effect and Interrelation of this Agreement.
7.1	Entire Agreement. Chafey acknowledges that this Agreement is the entire agreement between him and Popular. Popular has made no promises to Chafey other than those in this Agreement.

7.2	Interpretation. This Agreement shall be construed as a whole according to its fair meaning, and not strictly for or against any of the parties. Unless the context indicates otherwise, the term “or” shall be deemed to include the term “and” and the singular or plural number shall be deemed to include the other. Paragraph headings used in this Agreement are intended solely for convenience of reference and shall not be used in the interpretation of any of this Agreement.

7.3	Implementation. Popular and Chafey agree that, without the receipt of further consideration, they will sign and deliver any documents and do anything else that is necessary in the future to make the provisions of this Agreement effective.

7.4	Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, all of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.
     The parties hereby sign this Agreement to acknowledge their acceptance of the terms, conditions, and obligations herein.
     In San Juan, Puerto Rico, this 18 day of June, 2010.

/s/ David H. Chafey, Jr.	/s/ Laura González Bothwell

David H. Chafey, Jr.	Laura González Bothwell
     In San Juan, Puerto Rico, this 18 day of June, 2010.

/s/ Eduardo J. Negrón
Eduardo J. Negrón
Executive Vice President Popular, Inc.